Exhibit 99.1

FIRST AMENDMENT TO LEASE

(Dublin Corporate Center Two: SuperGen, Inc.)

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made as of the 2nd day of August, 2010 (“Effective Date”), between DUBLIN CORPORATE CENTER TWO, L.P., a Delaware limited partnership (“Landlord”), and SUPERGEN, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.                                    Landlord and Tenant entered into that certain Lease dated June 23, 2000 (the “Lease”), covering certain premises consisting of approximately 50,304 rentable square feet (the “Original Premises”) in the building located at 4140 Dublin Boulevard, Dublin, California and being a part of the development commonly known as the Dublin Corporate Center, as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings set forth in the Lease.

B.                                    Tenant desires to reduce the size of the Original Premises to approximately 37,623 rentable square feet located on the second floor of the Building (the “Reduced Premises”), extend the term of the Lease and otherwise amend the Lease, upon and subject to the terms and conditions set forth in this Amendment.  Landlord and Tenant acknowledge that subsequent to the date the Lease was executed and delivered, portions of the Building, including the Reduced Premises, have been remeasured and therefore the rentable square footage of the Reduced Premises set forth herein is greater than that set forth in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      References. All references to “Paragraph(s)” or “Sub-paragraph(s)” herein shall be deemed to refer to the paragraphs and sub-paragraphs of the Lease.

2.                                      Extended Term.  The term of the Lease shall be extended for an additional sixty (60) months (the “First Extended Term”) commencing on December 1, 2010 (the “Extension Commencement Date”) and expiring on November 30, 2015 (the “Expiration Date”).  All references to the Expiration Date in the Lease will hereinafter refer to the Expiration Date set forth in this Amendment.

3.                                      Reduction of Premises.

(a)                                 Effective as of the Extension Commencement Date, the Original Premises shall be reduced to exclude that portion thereof consisting of approximately 12,681 rentable square feet located on the first floor of the Building (the “Surrender Premises”) thereby leaving only the Reduced Premises.

(b)                                 On or before the original Expiration Date of the Lease (prior to the extension set forth in Section 1 above), Tenant shall surrender the Surrender Premises to Landlord in “AS-IS” condition, “broom clean” and with all personal property removed(normal “wear and tear” excepted).

(c)                                  Effective upon the Extension Commencement Date, the Reduced Premises shall be the “Premises” covered by the Lease for all purposes and rentals and charges shall commence to be payable in respect of the Reduced Premises as set forth herein.

(d)                                 Subject to Landlord’s obligation to complete the Tenant Improvements pursuant to the Work Letter attached hereto as Exhibit A (the “Work Letter”), Tenant shall accept the Reduced Premises in their “AS-IS” condition.  Except only as set forth in the Work Letter, Landlord shall have no obligation whatsoever to prepare the Reduced Premises for use by Tenant or pay or reimburse Tenant for any costs or expenses incurred in connection with the Tenant Improvements or other remodeling or alteration of the Reduced Premises.  Landlord shall complete the Tenant Improvements on a schedule mutually acceptable to Landlord and Tenant but in any case not later than December 31, 2010, as extended by one day for each day of Tenant Delay (defined in the Work Letter) and force majeure (defined in Paragraph 33 of the Lease). For purposes of clarity, Tenant shall not have a restoration requirement for Tenant Improvements executed by the Landlord under the Work Letter, and agrees, at the end of the First Extended Term (or any extension thereof) to return the Premises to the Landlord in “AS-IS” condition, “broom clean” and with all personal property removed (normal “wear and tear” excepted).

4.                                      Monthly Base Rent.  During the First Extended Term, Tenant shall pay Monthly Base Rent in the amounts set forth below and otherwise in accordance with the terms and conditions of the Lease.

Period	Monthly Base Rent
December 1, 2010 - November 30, 2011	$49,500.00
December 1, 2011 - November 30, 2012	$51,000.00
December 1, 2012 - November 30, 2013	$52,500.00
December 1, 2013 - November 30, 2014	$54,000.00
December 1, 2014 - Expiration Date	$55,500.00

5.                                      Tenant’s Percentage.  From and after the Extension Commencement Date, Tenant’s Percentage shall be 25.72%.

6.                                      Operating Expense Allowance.  From and after the Extension Commencement Date, the Operating Expense Allowance shall mean an amount equal to Tenant’s Percentage multiplied by the actual total amount of Operating Expenses for the calendar year 2011.  In determining the amount of Operating Expenses for any year, if less than 95% of the Building’s rentable area is occupied by tenants at any time during any such year, Operating Expenses shall be determined for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout such year.

7.                                      Tenant’s Review Rights. Paragraph 6(e), Section (ii) shall be modified in its entirety to read as follows: (ii) Tenant has paid all amounts required to be paid under such Actual Statement, then Tenant and its representatives or agents shall have the right to review and/or audit Landlord’s books and records relating to the Operating Expenses reflected on such Actual Statement; provided, however, not more than fifty percent (50%) of the total compensation payable to any accounting firm or firms shall be on a contingency fee basis.

8.                                      Option Term.  Landlord and Tenant acknowledge and agree to the following revisions to Paragraph 41 of the Lease, and that otherwise the provisions of that Paragraph 41 remain in full force and effect.

(a)                                 Paragraph 41(b) shall be amended in its entirety to read as follows: Option Rent. The monthly base rent payable by Tenant during the Option Term (“Option Rent”)

shall be equal to rent which tenants generally, as of the commencement date of the Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises, for a comparable term, which comparable space is located in the City of Dublin, California.

(b)                                 Paragraph 41(c) shall be amended in its entirety as follows: Exercise of Option. The option contained in this Paragraph 41 may be exercised by Tenant, if at all, in the following manner: (i) Tenant shall deliver to Landlord written notice of such exercise no more than 14 months but no less than 12 months prior to the expiration of the Term; (ii) after receipt of such notice, Landlord shall deliver written notice to the Tenant setting for the Option Rent (“Option Rent Notice”) within 30 days of receipt thereof; and (iii) if Tenant objects to the Option Rent, Tenant shall, within 30 days of its receipt of the Option Rent Notice deliver to the Landlord written notice of such objection, stating its proposal for the Option Rent, in which case the parties shall follow the procedure set forth in Paragraph 41(d) below to arrive at a  mutually agreeable Option Rent.

9.                                      Holdover.  Paragraph 11(b) shall be amended in its entirety as follows: Holding Over.  Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent shall not be unreasonably withheld.  If Tenant so holds over, Landlord may treat Tenant as a “tenant at sufferance”, and such hold over tenancy shall be subject to the terms and conditions of the Lease, so far as applicable, except that the Monthly Base Rent will be no greater than 150% of the Monthly Base Rent in effect immediately prior to the expiration or sooner termination (“Holdover Rent”).  Acceptance of Holdover Rent by the Landlord will not constitute or result in a renewal of the Lease. The provisions of this Paragraph 11(b) shall survive any termination or expiration of the Lease.

10.                               Signage.  Subparagraphs (a), (b), (c), and (d) of Paragraph 34 of the Lease are deleted and replaced with the provisions of this Section 7.

(a)                                 Tenant shall be entitled to up to one directory strip in the lobby directory of the Building or to listings in any computerized directory that may from time to time be available in the Building lobby.  In addition, Tenant shall be permitted to install signage on the entrance door(s) to the Premises, subject to the terms and conditions of the Lease, as amended hereby.

(b)                                 Subject to the provisions of subsection (d) of this Section and subject to the terms and conditions of the Lease, as amended hereby, Tenant shall have the right to an identification panel on the monument sign for tenants of the Building as from time to time maintained by Landlord, with such panel to be of a design and materials, and in keeping with the criteria and standards, from time to time in effect for such signage.  Tenant shall pay to Landlord the amount of the costs and expenses incurred by Landlord in the fabrication, installation and maintenance of Tenant’s signage on such monument.  Landlord agrees to provide a summary of such costs and expenses to Tenant in advance of any such costs and expenses being actually incurred.

(c)                                  Subject to the provisions of subsection (d) of this Section and subject to the terms and conditions of the Lease, as amended hereby, upon and following receipt by Landlord of necessary approvals, Tenant shall be entitled, at its sole cost and expense, to install and maintain signage on the exterior of the Building (the “Exterior Sign”) in the center of the East face of the Building on the top floor, subject to approval by the City of Dublin and compliance with all Applicable Laws.  The size, design, color, materials, fabrication, mounting details and all other aspects of the Exterior Sign shall comply with all Applicable Laws, as from time to time in effect, and shall be in accordance plans and specifications approved in advance in writing by Landlord.  Tenant shall remove the Exterior Sign at its sole cost and expense prior to the end of the Term, or any extension thereof, or, if earlier, at such time as Tenant no longer has the right to maintain the Exterior Sign pursuant to subsection (d) or Applicable Laws, and Tenant shall in connection with such removal restore the façade of the Building at the sign location to the condition of such façade immediately prior to such installation.  If Tenant fails to do so, Landlord must give Tenant 30 days to comply with the terms of this Section, and if Tenant fails to so comply, Landlord may perform such work at Tenant’s expense.

(d)                                 The signage rights set forth in subsections (b) and (c) of this Section shall be personal to the Tenant named in this Amendment and to any Permitted Assignee (and not any other assignee, sublessee or transferee), and such rights may be exercised and shall be maintained only provided and on condition that, and for so long as such entity is occupying, timely paying rent (and has not subleased) more than twenty-five percent (25%) of the Premises.

11.                               Parking.  From and after the Extension Commencement Date, Tenant shall have the right to use up to 150 unreserved parking spaces at no charge, upon the terms and conditions set forth in the Lease.

12.                               Letter of Credit.  Landlord and Tenant acknowledge and agree that from and after the Extension Commencement Date, the requirements of Paragraph 43 of the Lease shall be of no further force or effect and Tenant shall not be required to maintain the Letters of Credit.

13.                               Security Deposit.  Concurrently with the execution of this Amendment by each of the parties, Tenant shall deposit a check in the sum of $49,500.00 (the “Security Deposit”) with Landlord as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.  If (a) a material default by Tenant (as set forth in Paragraph 22(a)), or (b) Tenant fails to make any installment of rent as and when due, Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Monthly Base Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of such material default, and/or (i) any actual damages to which Landlord is entitled pursuant to the Lease as amended hereby, whether such damages accrue before or after summary proceedings or reentry by Landlord.  If Landlord applies or retains any part of the Security Deposit, Tenant, within 10 days of a written demand from Landlord, shall deposit with Landlord an amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term.  If Tenant complies with all of the terms, covenants and conditions of the Lease as amended hereby, the Security Deposit shall be returned to Tenant within 30 days of the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by the Lease (as amended hereby).  Within 30 days of any sale or other transfer of the Project or the Building, or any financing of Landlord’s interest therein, Landlord shall transfer the Security Deposit to its successor, transferee or lender (including any new landlord). Tenant shall look solely to the new landlord, successor, transferee or lender for the return of such Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to any new landlord, successor, transferee or lender.  Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

14.                               Status of Lease.  Tenant hereby certifies as follows:

(a)                                 That the Lease as amended hereby, is in full force and effect and has not been assigned or encumbered by Tenant in any manner;

(b)                                 That the Lease as amended hereby, and the Subordination Non-Disturbance and Attornment Agreement dated as of April 20, 2007, by and among Tenant, Landlord and Eurohypo AG, New York Branch, represent the entire agreement between the parties as to the leasing of the Premises;

(c)                                  That Tenant has no defenses or counterclaims to the enforcement of the Lease, as amended hereby;

(d)                                 That Landlord has completed all work to be performed by Landlord to the date hereof under the Lease and paid all contributions and other sums due to Tenant to the date hereof under the Lease; and

(e)                                  That neither Landlord nor Tenant is in default under any of its obligations under the Lease.

15.                               Force and Effect.  Except as modified by this Amendment, the terms and provisions of the Lease are hereby ratified and confirmed and are and shall remain in full force and effect.  Should any inconsistency arise between this Amendment and the Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control.  This Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

16.                               Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

17.                               Limitation on Liability.  Paragraph 35 of the Lease shall be amended in its entirety as follows: The liability of Landlord for Landlord’s obligations arising in connection with or under the Lease as amended hereby and as further amended from time to time shall be limited to Landlord’s interest in the Building and the rents, income, receipts, revenues, issues and profits arising therefrom and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member or shareholder of Landlord or any officer, director, agent, member, manager, personal representative, trustee or employee of any such direct or indirect partner, member or shareholder (collectively, the “Landlord Parties” and each a “Landlord Party”) in seeking either to enforce Landlord’s obligations arising in connection with or under the Lease as amended hereby and as further amended from time to time or to satisfy a judgment for Landlord’s failure to perform such obligations.  Without limiting the generality of the foregoing and notwithstanding anything appearing to the contrary in the Lease as amended hereby and as further amended from time to time, no Landlord Party shall be personally liable for the performance of the obligations of, or in respect of any claims against, Landlord arising in connection with or under the Lease as amended hereby and as further amended from time to time, and no personal judgment shall be sought or obtained against any Landlord Party in connection with this Lease.

18.                               Authority.  Each of Landlord and Tenant represents and warrants to the other that it has all necessary and proper authority, without the need for the consent of any other person or entity, to enter into and perform under this Amendment.

19.                               Brokers.  Landlord will be solely responsible for any fees and commissions that may be payable to Colliers International (“Landlord’s Broker”) and Jones Lang LaSalle (“Tenant’s Broker”) in connection with this Amendment.  Landlord agrees to pay a commission to Tenant’s Broker in connection with this Amendment pursuant to a separate agreement.  Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Amendment other than Landlord’s Broker and Tenant’s Broker.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses (defined below) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Broker and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, and/or the above representation being false.  As used herein, “Losses” means any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:			TENANT:

DUBLIN CORPORATE CENTER TWO, L.P.,			SUPERGEN, INC.,
a Delaware limited partnership			a Delaware corporation

By:	Dublin Corporate Center Two GP, L.L.C.,		By:	/s/ James S.J. Manuso
	a Delaware limited liability company,		Name:	James S.J. Manuso
	its general partner		Title:	President and CEO

	By:	/s/ Steven R. Wechsler
	Name:	Steven R. Wechsler
	Title:	Senior Managing Director

EXHIBIT A

WORK LETTER No. 2

This Work Letter No. 2 (“Work Letter”) sets forth the terms and conditions relating to the construction of the tenant improvements in the Premises for the First Extended Term.

SECTION 1

CONSTRUCTION DRAWINGS

Landlord, at its sole cost and expense, shall construct the improvements in the Premises (the “Tenant Improvements”) pursuant to that certain space plan prepared by Hopkins and Wall dated July 19, 2010 attached hereto and incorporated herein by reference (the “Space Plan”). Tenant may request modifications to the Space Plan after the date of this Amendment.  Any such modifications shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed, provided Landlord shall not be required to approve any modifications to the Space Plan that would materially and unreasonably delay Substantial Completion of the Tenant Improvements and provided further that Tenant shall be responsible for any material increased costs resulting from any such Tenant-requested modifications.  All changes or modifications approved in accordance with this Section shall be incorporated into the Space Plan and made.  Landlord shall retain an architect (the “Architect”) and engineering consultants (the “Engineers”) to prepare plans and engineering working drawings for the Tenant Improvements in accordance with the Space Plan and in accordance with applicable law and regulation, which plans and drawings shall be subject to Landlord’s and Tenant’s express written approval, which written approval shall not be unreasonably conditioned or delayed (the “Approved Working Drawings”).  Tenant shall be permitted to select all floor and wall coverings in its sole discretion, provided that if the cost of Tenant’s wall or floor coverings exceed the cost of building-standard wall or floor coverings, then Tenant shall be responsible for such excess costs.  Any other finish specifications that are not set forth on the Approved Working Drawings shall conform to building standards or shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld.  Tenant shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would delay Substantial Completion of the Premises or increase the cost of designing or constructing the Tenant Improvements, provided that if such change is a governmental, safety or regulatory requirement that change shall be made at Landlord’s cost and expense.  For purposes of clarity, the Parties agree that Landlord may request modifications to the Space Plan subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed, which changses will be subject to the terms and conditions of this Work Letter.

SECTION 2

OVER-ALLOWANCE AMOUNT

In the event that after Tenant’s execution of the attached Amendment, any revisions, changes, or substitutions shall be made to the Tenant Improvements, any additional costs (the “Over-Allowance Amount”) which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord within 30 days of Landlord’s express written request therefor.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 4

INTENTIONALLY OMITTED

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

5.1                                 Ready for Occupancy.  As used herein “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings and the terms and conditions of this Work Letter, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2                                 Delay of the Substantial Completion of the Premises.  Any delay in the Substantial Completion of the Premises, as a direct, indirect, partial, or total result of the following shall constitute “Tenant Delay”:

5.2.1                        A material breach by Tenant of the terms of this Work Letter or the Lease, as amended that results in the actual cancellation or suspension or suspension of more than 2 days of scheduled work to be performed by the Contractor;

5.2.2                        Tenant’s request for material changes in the Approved Working Drawings that result in the actual cancellation or suspension or suspension of more than 2 days of scheduled work to be performed by the Contractor;

5.2.3                        INTENTIONALLY DELETED;

5.2.4                        Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, or which are different from, or not included in, the Approved Working Drawings;

5.2.5                        Changes to the base, shell and core work of the Building required by the Approved Working Drawings; or

5.2.6                        Any other acts or omissions of Tenant, or its agents, or employees that results in the actual cancellation or suspension of more than 2 days of scheduled work to be performed by the Contractor.

SECTION 6

MISCELLANEOUS

6.1                                 Tenant’s Representative.  Tenant has designated Michael Molkentin as its representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Mr. Molkentin may name a designee at any time, or from time to time, by providing written notice to Landlord, which designee will act on his behalf as set forth herein. For purposes of this Section 6.1 an email addressed to Landlord’s representative named hereunder in Section 6.2 shall be considered written notice.

6.2                                 Landlord’s Representative.  Landlord has designated Claudia Rodas as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3                                 [Intentionally Deleted]

6.4                                 Compliance with Laws and Regulations. Landlord represents that all Tenant Improvements carried out hereunder by or on its behalf shall be in compliance with Applicable Laws.

6.5                                 Contractor’s Insurance.  Landlord shall cause the Contractor to carry appropriate insurance for the conduct of its activities related to the Tenant Improvements.

6.6                                 Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7                                 Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of material default as described in the Lease, or a material default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such material default is cured pursuant to the terms of the Lease, as amended.

PROJECT MGMT
RECEPTION
BUS DEV/INVEST REL
ACCOUNTING
QUAL ASSUR / REGULATORY
LEGAL
0 5 10 20 40

NOTES

1. INSTALL NEW WOOD DOOR
2. PROVIDE ADD/ALT PRICING FOR NEW WOOD DOORWITH FIRE-LITE GLASS
3. INSTALL CARD READER ON THIS DOOR
4. INSTALL NEW BENCH SEATING WITH PADDED CUSHIONS AT THIS LOCATION
5. PROVIDE SOUND PROOFING FOR THIS ROOM
6. THE FILES IN THIS ROOM ARE FIRE-PROOF, VERIFY STUCTURAL REINFORCEMENT AS A POSSIBLE REQUIREMENT
7. INSTALL (E) PROJECTION SCREEN AND SOUND SYSTEM FROM FIRST FLOOR MEETING ROOMIN THIS ROOM
8. RECONFIGURE (E) RECEPTION DESK
9. PROVIDE A SOFFIT AT DIFFERENT CEILING JUNTIONS (TYP THROUGHOUT)
10. NEW CARPET AND PAINT THROUGHOUT (INCLUDING ELEVATOR LOBBY)
11. NEW WALL COVERING IN THIS LOBBY
12. REPAIR (E) MILLWORK AS REQUIRED

LEGEND

- EXISTING WALL TO REMAIN
- NEW PARTITION
- EXISTING DOOR TO REMAIN
- NEW DOOR
- EXISTING SIDELITE TO REMAIN
- NEW SIDELITE
- 1 HR RATED CORRIDOR

SUPERGEN

Preliminary Space Plan - 37,623 RSF

Dublin Corporate Center
4140 Dublin Blvd, Suite 200
Dublin, CA
Job No: 10-008
July 19, 2010

Hopkins & Wall
ARCHITECTURE | INTERIOR DESIGN
7901 STONERIDGE DRIVE, STE 550
PLEASANTON, CA 94588
925-225-0445
FAX 925-225-0492